UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 25, 2018 (June 25, 2018)
HERC HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33139	20-3530539
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27500 Riverview Center Blvd.
Bonita Springs, Florida 34134
(Address of principal executive offices, including zip code)

(239) 301-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 25, 2018, Herc Holdings Inc. (the “Company”) announced the appointment of Mark Irion as the Senior Vice President and Chief Financial Officer of the Company effective June 25, 2018.

Prior to joining the Company, Mr. Irion, age 52, was the chief financial officer of Neff Corporation, a publicly traded equipment rental company, for 19 years until its sale in October 2017. Prior to his role with Neff, he was chief financial officer for Markvision Holdings, Inc., a computer component distribution company, from 1994 to 1998 and, before that, he was an audit senior for Deloitte & Touche LLP in the U.S. and New Zealand.

Mr. Irion will receive an initial annual base salary of $450,000 and will be eligible for a target annual incentive cash bonus opportunity of 75% of his base salary on a prorated basis for the 2018 fiscal year. Mr. Irion will receive a special equity award valued at approximately $1,000,000 in consideration of amounts that he is forfeiting under certain existing contracts with a third party. The equity award will be in the form of restricted stock units granted at the fair market value of the Company’s common stock on June 25, 2018, and will vest ratably over three years. Mr. Irion also will be eligible for long-term equity incentives under the Company’s 2018 Omnibus Incentive Plan and will receive a 2018 equity award valued at $700,000, 30% of which will be delivered in the form of restricted stock units that vest ratably over three years, and 70% of which will be delivered in the form of performance stock units, in each case on generally the same terms provided to the Company’s other executive officers in the first quarter of 2018. Mr. Irion will be eligible to participate in the Herc Income Savings Plan, a 401(k) plan, and the Herc Rentals Supplemental Income Savings Plan, a non-qualified deferred compensation plan, on the same terms as the Company’s other executive officers. He will receive a bonus of $40,000 in lieu of relocation benefits that would otherwise be available to him and will be eligible for other perquisites on the same basis as the Company’s other executive officers. A description of the terms and conditions of the Company’s annual incentive cash incentive award (bonus) program, long-term equity incentive compensation, 401(k) plan, non-qualified deferred compensation plan and other personal benefits received by the Company’s executive officers was set forth in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2018.

There is no arrangement or understanding between Mr. Irion and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Irion and any of the Company’s directors or executive officers. Mr. Irion does not have a direct or indirect material interest in any transaction that would be required to be disclosed under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

ITEM 7.01 REGULATION FD DISCLOSURE.

On June 25, 2018, the Company issued a press release announcing Mr. Irion’s appointment, which is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit
Number        Description

99.1	Press Release of Herc Holdings Inc. dated June 25, 2018 announcing the appointment of Mark Irion as Chief Financial Officer

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERC HOLDINGS INC.
(Registrant)

By:	/s/ Lawrence H. Silber
Name:	Lawrence H. Silber
Title:	President and Chief Executive Officer
Date: June 25, 2018

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